Epstein, Weber & Conover, PLC
                           8950 E. Raintree, Suite 200
                              Scottsdale, AZ 85260
                                 (480) 444-3424



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement for LifFunding Corp. on the Post Effective Amendment No. 2 to Form SB-2 of our report dated March 11, 2005, with respect to our audits of the consolidated financial statements of LitFunding Corp. as of December 31, 2004 and the two years then ended, included in the Prospectus, which is part of this Registration Statement, filed with the Securities and Exchange Commission.




/s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
April 11, 2005